UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2004

KINDER MORGAN, INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-06446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
    CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
    CFR 240.13e-4(c))

Item 8.01   Other Events

     On November 19, 2004, Kinder Morgan, Inc. (the "Corporation") completed the sale of TransColorado Gas Transmission Company, a Colorado general partnership, to Kinder Morgan Energy Partners, L.P. (the "Partnership") for $275 million, consisting of approximately $210 million in cash and 1,400,000 units representing limited partner interests of the Partnership. The value of the units was determined based on the closing price of the units on the New York Stock Exchange on November 18, 2004. TransColorado Gas Transmission Company owns a 300-mile interstate pipeline that transports natural gas from western Colorado to the Blanco Hub in northwest New Mexico. The Corporation owns the general partner of the Partnership. The transaction was approved by the relevant boards of directors following the receipt of fairness opinions from separate investment banking firms.

     Separately, the Corporation has announced that it will expand its common stock repurchase program by $200 million, to $750 million. Since the inception of the program in August 2001, the Corporation has repurchased $510 million of its shares.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Dated: November 22, 2004	By:	/s/	C. Park Shaper
C. Park Shaper Executive Vice President and Chief Financial Officer